CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280901 on Form S-6 of our report dated August 20, 2024, relating to the financial statement of FT 11682, comprising Limited Duration Fixed Income ETF Portfolio, Series 60, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 20, 2024